Exhibit 8.2

[Letterhead of Mayer, Brown, Rowe & Maw LLP]

September 22, 2004

WFN Credit Company, LLC

220 West Schrock Road

Westerville, Ohio  43801

World Financial Network Credit Card Master Trust

800 Techcenter Drive

Gahanna, Ohio  43230

World Financial Network Credit Card Master Note Trust

800 Techcenter Drive

Gahanna, Ohio  43230

Re:       World Financial Network Credit Card Master Note Trust, Series 2004-C
Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (Registration Nos. 333-113669, 333-113669-01 and 333-113669-02) of WFN Credit Company, LLC, a Delaware limited liability company (“WFN LLC”), World Financial Network Credit Card Master Trust (“WFNMT”) and World Financial Network Credit Card Master Note Trust (the “Trust”), as co-registrants, together with the exhibits thereto (as amended, the “Registration Statement”), registering notes representing debt of the Trust, and the related Prospectus, dated September 7, 2004 (the “Base Prospectus”), and Prospectus Supplement, dated September 14, 2004 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), filed by WFN with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of $355,500,000 Class A Asset Backed Notes, Series 2004-C (the “Class A Notes”), $16,875,000 Class M Asset backed Notes, Series 2004-C (the “Class M Notes”) and $21,375,000 Class B Asset Backed Notes, Series 2004-C (the “Class B Notes” and together with the Class A Notes and the Class M Notes, the “Offered Notes”), you have requested our opinion regarding the description of material tax consequences related to the issuance of the Offered Notes (the “Offering”) as described in the Prospectus.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

Our opinion is based on our examination of the Prospectus, the Master Indenture, dated as of August 1, 2001 and as heretofore amended (the “Master Indenture”), as supplemented by the Series 2004-C Indenture Supplement, dated as of September 22, 2004 (the “Indenture Supplement” and together with the Master Indenture, the “Indenture”), each by and between the Trust and BNY Midwest Trust Company, as indenture trustee (the “Indenture Trustee”), and such other documents, instruments and information as we considered necessary.  Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Offered Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Offered Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions.  This opinion is subject to the explanations and qualifications set forth under the caption “Federal Income Tax Consequences” in the Prospectus.  No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Offered Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended,  based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Prospectus under the heading “Federal Income Tax Consequences”, which discusses the federal income tax consequences of the purchase, ownership and disposition of the Offered Notes.  There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.  We hereby consent to the use of our name therein and to the filing of this opinion as part of WFN’s Current Report on Form 8-K, dated on or about September 22, 2004, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP